135715511v.2 ABACUS LIFE, INC. 2101 Park Center Drive, Suite 170 Orlando, Florida 32835 December 20, 2023 Lifebridge Holdings, LLC 2101 Park Center Drive, Suite 170 Orlando, Florida 32835 East Sponsor, LLC 7777 NW Beacon Square Boulevard Boca Raton, Florida 33487 Re: Private Warrant Standstill Ladies and Gentlemen: Reference is made to the warrants to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of Abacus Life, Inc., a Delaware corporation (the “Company”), held by the undersigned (each, a “Holder”) and set forth on Schedule I hereto (the “Warrants”). The Company announced on December 11, 2023 the authorization of a stock repurchase program (the “Repurchase Program”) of up to $15 million of Common Stock over a period of up to 18 months from December 11, 2023 (the “Repurchase Commencement Date”). Each Holder, severally and not jointly, and the Company, intending to be legally bound, hereby agree as follows: 1. Such Holder acknowledges and agrees that it is entering into this agreement (this “Agreement”) to provide for restrictions on the exercise of the Warrants owned by such Holder in connection with the Repurchase Program. Such Holder represents and warrants to the Company that Schedule I sets forth each Warrant that such Holder owns. Such Holder represents and warrants to the Company that such Holder is the lawful owner of such Warrants, has good and valid title to such Warrants, free and clear of any and all pledges, mortgages, liens, other encumbrances, adverse claims, options, security interests and demands, and has the sole power to exercise such Warrants. 2. Such Holder agrees that it shall not (a) exercise any Warrants until June 11, 2025 (the date that is 18 months after the Repurchase Commencement Date) or such earlier date that Company has notified Holder that it has terminated the Repurchase Program or (b) directly or indirectly, Transfer (as defined below) any or all of the Warrants without the prior written consent of the Company. Any exercise or Transfer or attempted exercise or Transfer of the Warrants in violation of this paragraph shall be, to the fullest extent permitted by applicable law, null and void ab initio. The provisions of this paragraph will not apply if, to the reasonable satisfaction of the Company, the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer. For purposes of this agreement, “Transfer” shall DocuSign Envelope ID: 3DA134BA-1B2A-4AFA-8C3D-F12674956229

2 135715511v.2 mean to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any of their respective Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the respective Warrants, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Holder understands that certain Transfers not prohibited hereunder are, nevertheless, subject to the terms and conditions of the Warrant Agreement, dated July 23, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, including Section 5 (Transfer and Exchange of Warrants) thereof and Section 6.5 (Redemption) thereof. 3. This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns and to any transferees of the Warrants. 4. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable. 5. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. [Signature Pages Follow] DocuSign Envelope ID: 3DA134BA-1B2A-4AFA-8C3D-F12674956229

Signature Page to Letter Agreement 135715511v.2 Sincerely, Abacus Life, Inc. By: Name: Jay Jackson Title: Chief Executive Officer EAST SPONSOR, LLC By: East Asset Management, LLC, The Managing Member of East Sponsor, LLC By: Name: Gary L. Hagerman, Jr. Title: Chief Financial Officer and Treasurer LIFEBRIDGE HOLDINGS, LLC By: Name: Jay Jackson Title: Chief Executive Officer DocuSign Envelope ID: 3DA134BA-1B2A-4AFA-8C3D-F12674956229

135715511v.2 Schedule I Holder Number of Warrants Lifebridge Holdings, LLC 7,120,000 East Sponsor, LLC 1,780,000 DocuSign Envelope ID: 3DA134BA-1B2A-4AFA-8C3D-F12674956229